As filed with the Securities and Exchange Commission on September 27, 1995
                                            Registration No. 33-________________
- --------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549
                               ---------------

                                  Form S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                               ---------------

                        NATIONAL EDUCATION CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

       Delaware                           I.R.S. No. 95-2774428
(State of incorporation)            (I.R.S. Employer Identification No.)

            18400 Von Karman Avenue, Irvine, California 92715-1594
                   (Address of principal executive offices)

       Amended and Restated 1991 Directors' Stock Option and Award Plan
          Amended and Restated 1990 Stock Option and Incentive Plan
                          (Full Title of the Plans)


                 PHILIP C. MAYNARD                                Copy to:
   Vice President, Secretary and General Counsel              RITA BURNS, ESQ.
          National Education Corporation                       Irell & Manella
              18400 Von Karman Avenue                     1800 Avenue of the Stars
             Irvine, California 92715                             Suite 900
                  (714) 474-9400                     Los Angeles, California 90067-4276
(Name, Address and Telephone Number, Including Area            (310) 277-1010
     Code, of Registrant's Agent for Service)

                       CALCULATION OF REGISTRATION FEE

                                                     Proposed Maximum        Proposed Maximum          Amount of
             Title of               Amount to be      Offering Price             Aggregate         Registration Fee
    Securities to be Registered    Registered <F1>    Per Share <F2>        Offering Price <F2>          <F4>
    ---------------------------    ---------------   ----------------       -------------------    ----------------
   Common Stock, $.01 par value     3,480,000 <F3>      $7.8125                $27,187,500            $9,375


<F1>
In addition, pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares as may become issuable by reason of the anti-dilution provisions of the Plans.

<F2>
Pursuant to Rule 457(h) under the Securities Act, estimated solely for the purpose of calculating the registration fee based upon the average high and low sales prices of the Common Stock of Registrant on the New York Stock Exchange on September 20, 1995 (a date five business days prior to this filing).

<F3>
Includes 160,000 shares issuable under the Amended and Restated 1991 Directors' Stock Option and Award Plan (the "Directors' Plan") and 3,320,000 shares issuable under the Amended and Restated 1990 Stock Option and Incentive Plan(the "1990 Plan") (estimated requirement through the termination of the Plan in the year 2000) and excludes an aggregate 400,000 shares and 2,000,000 shares, respectively, issuable under the Directors' Plan and the 1990 Plan which were previously registered under the Securities Act on Registrant's Forms S-8 (No. 33-43850 and No. 33-35404) filed on November 8, 1991 and June 14, 1990, respectively.

<F4>
Pursuant to Note E to General Instructions to Form S-8, the filing fee is being paid with respect only to the additional shares being registered hereby and excludes any filing fee with respect to the 2,400,000 issuable under the Registrant's Plans previously registered.


Pursuant to Note E to General Instructions to Form S-8, the contents of Registrant's Registration Statement on Form S-8 (No. 33-43850 registering 400,000 shares under the 1991 Directors' Stock Option and Award Plan and its Registration Statement on Form S-8 (No. 33-35404) registering 2,000,000 shares under its 1990 Stock Option and Incentive Plan are hereby incorporated herein by reference.


















               NATIONAL EDUCATION CORPORATION AND SUBSIDIARIES


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement on Form S-8. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

          (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1994;

          (b) All other reports filed by the Registrant since December 31, 1994 with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act; and

          (c) The description of the Registrant's capital stock contained in the registration statement filed on Form S-3 dated May 8, 1986 filed with the Securities and Exchange Commission (File No. 33-5552) under the Act, as supplemented by the description of the preferred stock purchase rights issued under the National Education Corporation Rights Agreement filed with the Commission in the Registrant's Current Report on Form 8-K dated October 29, 1986, including any amendments or reports filed for the purpose of updating such descriptions.

          Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



               NATIONAL EDUCATION CORPORATION AND SUBSIDIARIES


Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise (other than a suit by or in the right of the corporation). In any case, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          The Bylaws of the Registrant provide, in effect, that, to the extent and under the circumstances permitted by Section 145 of the Delaware General Corporation Law and subject to certain conditions set forth in the Bylaws, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as director, officer, employee or agent of another corporation or enterprise. The Registrant has entered into Indemnification Agreements with each of its directors and executive officers providing for indemnification of such persons in accordance with the Bylaws.

          The Registrant has purchased insurance policies which pay, on behalf of any of its directors or officers, any loss arising out of any claim or claims made against him or her by reason of any wrongful act taken, omitted or attempted by him or her in his or her capacity as such, including, among other things, any misleading statement or omission or any other matter claimed against him or her solely by reason of being a director or officer.

               NATIONAL EDUCATION CORPORATION AND SUBSIDIARIES


          As permitted by the Delaware General Corporation Law, the Restated Certificate of Incorporation of the Registrant limits the personal liability of the Registrant's directors for violations of their fiduciary duty. This eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions; or
(iv) for any transaction from which a director derived an improper personal benefit.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          4.1 Amended and Restated 1991 Directors' Stock Option and Award Plan (incorporated by reference to Exhibit A to Registrant's definitive Proxy Statement dated May 22, 1995 with respect to Registrant's 1995 Annual Meeting of Stockholders held on June 27,
               1995) (the "1995 Proxy Statement").

          4.2 Amended and Restated 1991 Stock Option and Incentive Plan (incorporated by reference to Exhibit B to the 1995 Proxy Statement).

          5 Opinion of counsel as to the legality of the shares of Common Stock being registered

          23.1 Consent of Independent Accountants

          24 Power of Attorney (included on the signature page of this Registration Statement)

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;


               NATIONAL EDUCATION CORPORATION AND SUBSIDIARIES


                         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or
               Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




               NATIONAL EDUCATION CORPORATION AND SUBSIDIARIES


                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, as of this 31st day of August, 1995.


                         NATIONAL EDUCATION CORPORATION
                         a Delaware corporation




                         By: /s/ Sam Yau
                            _______________________________________
                            Sam Yau
                            President and Chief Executive Officer



                              POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sam Yau and Philip C. Maynard, or either of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
















               NATIONAL EDUCATION CORPORATION AND SUBSIDIARIES


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

Signature                                     Title                                          Date
- ------------------------          -----------------------------                        ---------------


/s/ David C. Jones
________________________
David C. Jones                    Chairman of the Board                                August 31, 1995


/s/ Sam Yau
________________________          President, Chief Executive
Sam Yau                           Officer (principal executive                         August 31, 1995
                                  officer) and Director


/s/ Keith K. Ogata
________________________          Vice President and Chief
Keith K. Ogata                    Financial Officer (principal                         August 31, 1995
                                  financial officer and
                                  principal accounting officer)


/s/ Richard C. Blum
________________________
Richard C. Blum                   Director                                             August 31, 1995


/s/ David Bonderman
________________________
David Bonderman                   Director                                             August 31, 1995


/s/ Leonard W. Jaffe
________________________
Leonard W. Jaffe                  Director                                             August 31, 1995


/s/ Michael R. Klein
________________________
Michael R. Klein                  Director                                             August 31, 1995








               NATIONAL EDUCATION CORPORATION AND SUBSIDIARIES


Signature                                     Title                                          Date
- ------------------------          -----------------------------                        ---------------


/s/ Paul B. MacCready
________________________
Paul B. MacCready                 Director                                             August 31, 1995


/s/ Frederic V. Malek
________________________
Frederic V. Malek                 Director                                             August 31, 1995


/s/ John J. McNaughton
________________________
John J. McNaughton                Director                                             August 31, 1995


/s/ William D. Walsh
________________________
William D. Walsh                  Director                                             August 31, 1995






























                NATIONAL EDUCATION CORPORATION AND SUBSIDIARIES


                              INDEX TO EXHIBITS


                                                                   Sequentially
Exhibit                                                              Numbered
Number     Description                                                 Page
_______    ___________                                             ____________
4.1        Amended and Restated 1991 Directors' Stock
           Option and Award Plan. . . . . . . . . . . . . . . . .        <F1>

4.2        Amended and Restated 1991 Stock Option and
           Incentive Plan . . . . . . . . . . . . . . . . . . . .        <F2>

5          Opinion of counsel as to the legality of the
           shares of Common Stock being registered. . . . . . . .         19

23.1       Consent of Independent Accountants . . . . . . . . . .         20

24         Power of Attorney. . . . . . . . . . . . . . . . . . .        <F3>


________________________________

<F1>
Incorporated by reference to Exhibit A to Registrant's definitive Proxy Statement dated May 22, 1995 with respect to Registrant's 1995 Annual Meeting of Stockholders held on June 27, 1995 (the "1995 Proxy Statement").

<F2>
Incorporated by reference to Exhibit B to the 1995 Proxy Statement.

<F3>
Included on the signature page of this Registration Statement.














                                      10